UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Brocade Communications Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition (the “Acquisition”) of Brocade Communications Systems, Inc. (“Brocade”) by Broadcom Limited (“Ultimate Parent”), a limited liability company organized under the laws of the Republic of Singapore, Broadcom Corporation (“Parent”), a California corporation and an indirect subsidiary of Ultimate Parent, and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 2 , 2016 by and among Brocade, Ultimate Parent, Parent and Merger Sub:

(i)	Letter to Brocade Employees distributed on December 16, 2016 by Lloyd Carney; and

(ii)	Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on December 16, 2016.

The items listed above were first used or made available on December 16, 2016.

Letter to Brocade Employees distributed on December 16, 2016 by Lloyd Carney

Brocadians,

There has been movement on several aspects of the acquisition. Let me recap key outcomes since last week for you.

Status of IP Networking Business Divestiture. Conversations with buyers interested in the IP Networking business (Phase 1) continue in earnest. Barclays Bank and Broadcom are in complex negotiations with both strategic and financial entities. Although in prior updates I had expressed confidence that a single buyer would emerge before the end of December, the complexity of the transactions are not likely to enable that outcome. Phase 1 negotiations for the entire IP Networking business are continuing, and we are also moving to activate Phase 2 negotiations with buyers who are interested in the various individual business units. Barclays, Broadcom and Brocade have met with several of these prospective buyers, and will be holding more meetings in the days and weeks ahead. It was my sincere expectation to be able to announce a different outcome before the US shutdown, but that is simply not how things are evolving. I remain committed to providing these weekly updates, but I want to reset expectations that we are not likely to identify a buyer or buyers of the IP Networking business until mid- to late January at the earliest. I appreciate your continued patience.

Proxy Statement Update. We expect to file the definitive proxy statement with the SEC early next week, and mail a copy of the proxy statement to Brocade shareholders shortly thereafter. The special meeting of shareholders to vote on the merger agreement and related matters will be held in late January.

SAN and IP Networking Business Resource Alignment. Leaders across the business continue to evaluate cross-functional interdependencies to finalize the designation of employees aligned with SAN or IP Networking businesses. We are approximately 95% complete with SAN identification and plan to notify employees as quickly as possible. We expect to communicate these outcomes when Broadcom announces the buyer of the IP Networking business.

Board of Directors Engagement. The regularly scheduled Q1 Board of Directors meeting was held earlier this week. The leadership team provided updates on various aspects of the acquisition, divestiture and integration planning. We also dedicated time on the agenda to discuss employee reactions, anxieties, questions and insights. The Board is highly engaged and will be updated on a regular basis.

Acquisition Resources online. Remember that FAQs and other resources are refreshed on a regular basis. In fact, based on employee feedback, 58 additional questions, including 7 new items this week, have been posted here since our initial document was released on Nov 2. We recognize that we may not yet be able to answer all of your questions, but we expect to gain additional insights when we increase our integration planning with Broadcom and are able to initiate conversations with the identified buyer or buyers of the IP Networking business.

I know that many of you plan on taking additional time off next week to celebrate the holidays with friends and family, so let me wish you a joyous holiday season and a happy New Year. I will share another update later next week, before the U.S. shutdown.

Lloyd

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed transaction, Brocade intends to file relevant materials with the SEC, including a proxy statement. Brocade filed the preliminary proxy statement on Schedule 14A with the SEC on December 6, 2016. Promptly after filing its definitive proxy statement, Brocade will mail the proxy statement to each Brocade stockholder entitled to vote at the special meeting relating to the transaction. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents filed by Brocade with the SEC in connection with the transaction (when they become available), may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Brocade and its directors and officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, Brocade’s Annual Report on Form 10-K for the fiscal year ended October 29, 2016, filed with the SEC on December 16, 2016, and the preliminary proxy statement on Schedule 14A, which was filed with the SEC on December 6, 2016. Additional information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement on Schedule 14A and other materials to be filed with SEC in connection with the transaction, when they become available.

Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on December 16, 2016

NEW: Latest Updates – December 16, 2016

Deal Overview/Key Questions

Q:	How will SAN be integrated into Broadcom? Will it operate as a separate unit, e.g. ‘Brocade a Broadcom company’ or integrated into existing SAN division?

•	After the close of the transaction, we expect that Brocade’s SAN line of business will become the ‘SAN Business Unit’ within Broadcom Ltd.’s existing organizational structure. We do not expect the business unit to be referred to as ‘Brocade, a Broadcom company’.

Q:	What will happen to the Brocade name – will it be used by Broadcom or a buyer of the IP Networking business?

•	We do not yet have information as to how product naming will be addressed after the close of the transaction. As mentioned in other FAQs, we expect Brocade’s SAN line of business will become the ‘SAN Business Unit’ within Broadcom Ltd’s existing organizational structure. We do not expect the business unit to reference ‘Brocade’. It is not clear at this time if or how a buyer of the IP Networking business will leverage the Brocade name and brand.

Q:	Is there a date set yet for the closing of the Broadcom acquisition of Brocade?

•	As mentioned when the acquisition was announced, Broadcom’s acquisition of Brocade is expected to occur in 2HFY17.

Q:	Can you confirm the order of events of the acquisition of Brocade and the divestiture of the IP Networking business? It has been suggested that the IP Networking business could be divested before the acquisition.

•	As previously communicated based on the current merger agreement, Broadcom is acquiring all of Brocade, then divesting the IP Networking business. Simply put, the acquisition must close before any divestiture can occur. The timing of these events will vary based on the agreement between Broadcom and the buyer of the IP Networking business; it may be nearly immediate or any number of weeks or months.

People Q&A | Leaving Brocade: Notification & Severance

Q:	If I am offered continued employment by Broadcom and am subsequently involuntarily terminated several months later for reasons other than cause, will Brocade’s severance policy apply as it would for Brocade employees who were not offered continued employment?

•	Under Brocade’s agreement with Broadcom, for a period of one year following the close of the acquisition, Broadcom will provide employees who continue as an employee of Broadcom with benefits, including severance, which are no less favorable that the employee was entitled to receive from Brocade. In other words, severance will follow Brocade’s guidelines, not Broadcom’s, for employees who continue with Broadcom but are terminated for reasons other than cause within 12 month of the close of the acquisition.

Q:	What does ‘pay in lieu of notice’ mean? Would an employee be on payroll after being notified or not?

•	‘Pay in lieu of notice’ describes a scenario when an employee is provided with a lump sum payment equal to their earnings for a specific period of time paid at termination to satisfy a regulatory obligation of the company. In this case, the date of termination is considered the final day of active employment and no further payroll is provided to the employee.

•	We understand this scenario is of particular concern to employees who may hold an H-1B visa. Where possible, Brocade will endeavor to provide Notice – where the employee will continue to work and receive payroll – rather than pay in lieu of.

•	For H-1B visa holders, if an employee is not performing the work described in his/her H-1B petition, the employee will no longer maintain valid H-1B status. An employee’s H-1B status is maintained based on his or her continuing performance of work; being placed on a notice period which does not involve the performance of work will not suffice to maintain H-1B status. After January 17, 2017, employees whose employment has been terminated and who are no longer working for Brocade, Broadcom or another successor employer will have a 60-day grace period to remain in the United States and, if they wish, to seek new employment.

Q:	Does the Brocade Severance Policy calculation include one’s total On Target Earnings to calculate the severance payment? Or, just the salary portion of one’s OTE?

•	The severance calculation for employees who are on commission or in the Sales Incentive Program (SIP) would be based an employee’s On Target Earnings. For all other employees the severance calculation is based on the employee’s base salary.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”). Brocade filed the preliminary proxy statement on Schedule 14A with the SEC on December 6, 2016. Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Participants in the Solicitation

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, Brocade’s Annual Report on Form 10-K for the fiscal year ended October 29, 2016, which was filed with the SEC on December 16, 2016 and the preliminary proxy statement on Schedule 14A, which was filed with the SEC on December 6, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement on Schedule 14A and other materials to be filed with SEC in connection with the proposed transaction, when they become available.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which Brocade refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Brocade’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of Brocade and Broadcom for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Brocade’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to Brocade’s business after completion of the proposed transaction; and (x) other risks described in Brocade’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Brocade does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.